Exhibit 16.1
June 21, 2007

Securities and Exchange Commission
100 F Street, NE
Washington , D.C. 20549

Commissioners:

We have read the statements made by Texhoma Energy, Inc.  (copy attached), which was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report filed on or around June 8, 2007. We agree with such statements made insofar as they relate to our Firm.

Very truly yours,

/s/ Jewett, Schwartz, Wolfe & Associates
Jewett, Schwartz, Wolfe & Associates
Hollywood , Florida